                                                                    EXHIBIT 10.1

                          SECOND AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT
                              --------------------


     This Agreement, made and entered into as of January 4, 1999, by and between BRUNSWICK CORPORATION, a Delaware corporation (the "Company"), and Peter N. Larson (the "Executive");

                                WITNESSETH THAT:
                                ---------------

     WHEREAS, the Executive has been employed by the Company as its Chief Executive, immediately prior to the Effective Date, pursuant to an employment agreement dated April 1, 1995 (the "Prior Agreement");

     WHEREAS, the Executive and the Company entered into an Amended and Restated Employment Agreement dated February 3, 1997 (the "Effective Date"), a First Amendment thereto dated April 1, 1998, and a Second Amendment thereto dated December 1, 1998; and

     WHEREAS, the parties hereto desire to enter into this Agreement pertaining to the continued employment of the Executive by the Company;

     NOW, THEREFORE, in consideration of the mutual covenants set forth below, it is hereby covenanted and agreed by the Executive and the Company as follows:

     1.  Performance of Services.  The Executive's employment with the Company
         -----------------------
shall be subject to the following:

(a) Subject to the terms of this Agreement, the Company hereby agrees to employ the Executive as its Chief Executive during the Agreement Term (as defined below), and the Executive hereby agrees to remain in the employ of the Company during the Agreement Term. During the Agreement Term, the Executive shall be a member and Chairman of the Board of Directors of the Company (the "Board").

(b) During the Agreement Term, while the Executive is employed by the Company, the Executive shall devote his best efforts and full business time exclusively to the business affairs of the Company and the Affiliates (as defined below) and shall perform his duties faithfully and efficiently, subject to the direction of the Board. The Executive, however, may engage in charitable, civic or other similar pursuits and, subject to Board approval, may become a director of other corporations, to the extent that such activities do not interfere with his devoting his best efforts to his duties to the Company. For
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     purposes of the preceding sentence, Board approval is deemed to be granted to the Executive to serve on the board of directors of Compaq Computer
     Corp.

(c) The Executive's performance shall be reviewed annually by the Board, taking into account such financial and non-financial factors as the Board determines to be pertinent, with the results of such review to be discussed with the Executive. Approximately six months through each annual performance review cycle, the Board shall review the Executive's performance on an interim basis, with the interim review focusing primarily on non-financial factors, and the results of such interim review to be discussed with the Executive.

(d) For purposes of this Agreement, the term "Affiliate" means (i) any corporation, partnership, joint venture or other entity during any period in which it owns, directly or indirectly, at least fifty percent of the voting power of all classes of stock of the Company (or successor to the Company) entitled to vote; and (ii) any corporation, partnership, joint venture or other entity during any period in which at least a thirty percent voting or profits interest is owned, directly or indirectly, by the Company, by any entity that is a successor to the Company, or by any entity that is an Affiliate by reason of clause (i) next above.

(e) The "Agreement Term" shall be the period, the first day of which shall be the Effective Date and the last day of which shall be April 1, 2002. The Agreement Term shall be automatically extended for an additional one-year period on each April 1, beginning with April 1, 2002, unless either party gives six month prior written notice to the other party of a decision not to extend the term.

     2.  Compensation.  In consideration of the services rendered by the
         ------------
Executive to the Company, in consideration of the Executive's agreement to remain in the employ of the Company during the Agreement Term, and subject to the terms of this Agreement, the Company shall compensate the Executive during the Agreement Term, while the Executive is employed by the Company, as follows:

(a)  One-Time Payment.  To compensate the Executive for the forfeiture of
     ----------------
     compensation and other employment benefits resulting from his resignation from his prior employer, the Company has provided to the Executive the following one-time payments:


     (i) The Executive has previously received an award of 149,079 share units of common stock of the Company ("Company Stock"), with such share units to be settled in shares of Common Stock in accordance with the provisions of paragraph 2(p) of this Agreement. The Executive shall be fully vested in the share units, and their resulting settlement in shares, described in this paragraph (i).

     (ii) The Executive has previously received a non-qualified stock option award to purchase of 500,000 shares of Company Stock, which is subject to terms comparable to those included in stock options granted under the Brunswick Corporation 1991 Stock Plan (the "1991 Plan") to other officers of the Company. The purchase price under such option is $20.125, the option exercise period expires ten years after grant (or such earlier time following termination of employment as provided in stock options granted to officers under the 1991 Plan). On April 1, 1996, the option became exercisable with respect to 60,000 shares of Company Stock. The remaining portion of the option shall become exercisable in accordance with the following schedule:

                                      The option shall become exercisable with
     If the Executive is employed     respect to the following number of shares
     through the following date:      shares on and after that date:
     ---------------------------      ------------------------------

     April 1, 1997                            60,000

     April 1, 1998                            80,000

     The first date on which the
     Stock Price attains $25.00 or,
     if earlier, the first day of
     the quarter of the Company
     following the occurrence of
     four consecutive quarters
     during which aggregate net
     earnings for such four quarters
     exceeds $2.00 per share                  90,000

     The first date on which the
     Stock Price attains $30.00 or,
     if earlier, the first day of
     the quarter of the Company
     following the occurrence of
     four consecutive quarters
     during which aggregate net
     earnings for such four quarters
     exceeds $2.35 per share                  90,000

     The first date on which the
     Stock Price attains $35.00 or,
     if earlier, the first day of
     the quarter of the Company
     following the occurrence of
     four consecutive quarters
     during which aggregate net
     earnings for such four quarters
     exceeds $2.70 per share                 120,000

     As of the effective date of this Agreement, the foregoing schedule shall supersede the schedule set forth in paragraph 2(a)(ii) of the Prior Agreement. The net earnings per share shall be such amount as determined for purposes of the Company's public financial reporting obligations. The Compensation Committee of the Board, in consultation with the Executive, shall adjust the net earnings per share requirement and the Stock Price requirement applicable to Company Stock under this paragraph 2(a)(ii) as appropriate from time to time to reflect material mergers, consolidations, recapitalizations, reclassifications, stock dividends, stock splits, combinations of shares, other capital adjustments and other unusual and extraordinary events. If the Executive's employment by the Company continues through April 1, 1998, then any portion of the option described in this paragraph 2(a)(ii) not previously exercisable shall become exercisable on April 1, 1998. For purposes of this paragraph 2(a)(ii), the "Stock Price" for any date shall be the closing market composite price for the Company Stock (as reported for the New York Stock Exchange - Composite Transactions). The stock option award described in this paragraph 2(a)(ii) shall be subject to terms substantially comparable to the terms set forth in the stock option agreement included in Supplement A, which is attached to and forms a part of this Agreement. As soon as practicable after the Effective Date, the terms of the option agreement set forth in paragraph 5 of Supplement A (relating to transferability of the option) shall be modified to permit transfer to the Executive's family members (as set forth in Supplement A). To the extent that the express terms of this Agreement are inconsistent with the terms of the 1991 Plan or awards granted thereunder, the terms of this paragraph (ii) and other applicable terms of this Agreement shall govern the awards made under this paragraph.

(b)  One-Time Awards.
     ----------------

     (i)  One Time Stock Option Award.  The Company shall provide to the
          ----------------------------
          Executive the following one-time stock option award, which shall be a non-qualified stock option award to purchase of 100,000 shares of Company Stock, subject to terms comparable to those included in stock options granted under the 1991 Plan to other officers of the Company; provided that the purchase price shall equal the fair market value of the stock as of the date this Agreement is fully executed by the Executive (but not earlier than the date the option is approved by the Compensation Committee), with the option exercise period expiring on the tenth anniversary of such date (or such earlier time following termination of employment as provided in stock options granted to officers under the 1991 Plan), and the option shall be exercisable in accordance with the following schedule:

                                     The option shall become
                                     exercisable with respect to
     If the Executive is employed the following number of shares through the following date: shares on and after that date:
     ----------------------------    ------------------------------

             April 1, 1997                           30,000
             April 1, 1998                           30,000
             April 1, 1999                           40,000

          The stock option award described in this paragraph 2(b)(i) shall be subject to terms substantially comparable to the terms set forth in the stock option agreement included in Supplement B, which is attached to and forms a part of this Agreement. To the extent that the express terms of this Agreement are inconsistent with the terms of the 1991 Plan or awards granted thereunder, the terms of this paragraph (b) and other applicable terms of this Agreement shall govern the awards made under this paragraph. If the stock options granted under this paragraph 2(b)(i) are granted under the 1991 Plan (or any successor plan providing for administration by a committee of the Board), or if any other awards are made pursuant to this Agreement under the 1991 Plan (or any such successor plan), then any action with respect to such awards that is required of the Board may instead by taken by the committee administering the applicable plan.

     (ii) One-Time Share Award. The Executive is entitled to a grant of 200,000
          --------------------
          shares of Company Stock under this paragraph (ii), subject to the following:

          (A) The Executive has received an award of 50,000 shares of Company Stock pursuant to a grant made as of April 1, 1998. The Executive shall be entitled to three additional grants of 50,000 shares of Company Stock, to be made as of the first business day of each of the following calendar years: 1999, 2000, and 2001. The delivery of the shares granted under this paragraph (A) shall be deferred in accordance with paragraph 2(p).

          (B) Except as otherwise provided in paragraph 5, the Executive's vesting of benefits described in paragraph (b)(ii)(A) shall be subject to the following:

              (1) The Executive's rights in shares of Company Stock granted under paragraph (b)(ii)(A) as of a date in any calendar year shall become non-forfeitable on the last day of the calendar year if the Executive's Date of Termination did not occur prior to the last day of such year; provided, however, that the Executive shall obtain a non-forfeitable right to such shares at an earlier date to the extent provided in paragraphs
                  (b)(ii)(B)(2) below.

              (2) If the Executive's Date of Termination occurs under
                  circumstances described in paragraph 3(a) (relating to the death of the Executive), paragraph 3(b) (relating to the Executive's disability), paragraph 3(e) (relating to termination by the Executive for Good Reason), paragraph 3(f) (relating to termination following a Change in Control), or paragraph 3(g) (relating to termination by the Company for reasons other than Cause), or if the Executive's Date of Termination occurs on December 31, the Executive shall become vested on his Date of Termination in the shares granted under paragraph (b)(ii)(A) during the calendar year in which occurs his Date of Termination.

              (3) If the Executive's Date of Termination occurs under
                  circumstances other than those described in paragraph 3(a) (relating to the death of the Executive), paragraph 3(b) (relating to the Executive's disability), paragraph 3(e) (relating to termination by the Executive for Good Reason), paragraph 3(f) (relating to termination following a Change in Control), or paragraph 3(g) (relating to termination by the Company for reasons other than Cause), and the Executive's Date of Termination does not occur on December 31, then as of his Date of Termination, the Executive shall forfeit the shares granted under paragraph (b)(II)(A) during the calendar year in which occurs his Date of Termination.

                  The Executive, at all times, shall be fully vested in any dividends on shares of Company Stock granted under paragraph
                  (b)(ii)(A), to the extent that such dividends are payable with respect to either: (i) Company Stock granted under paragraph
                  (b)(ii)(A) for record dates occurring on or after the date of grant and prior to any forfeiture of the shares of Stock, or
                  (ii) Company Stock deemed to be earned by reason of crediting of dividends in accordance with paragraph 2(p)(iii).

(c)  Salary.  Effective December 1, 1998 the Executive's annual base salary rate
     ------
     shall not be less than $900,000. For periods prior to December 1, 1998 the Executive's annual base salary was $800,000. The salary shall be payable monthly or more frequently in accordance with Company practice and shall be subject to all normal deductions and withholdings.

(d)  Bonus.  The Executive shall participate in an annual bonus program.  The
     -----
     bonus program shall provide for a maximum bonus amount of 200% of the Executive's annual salary. The performance goals shall be established by the Board in consultation with the Executive. Half of the value for each bonus award will be distributed in fully-vested shares of Company Stock, with the remainder distributed in cash; provided, however, that if the Executive has satisfied the Company's applicable stock ownership guidelines on the date such award is determined, the Executive may elect (on or before the date such award is determined) to receive the entire award in cash.
     The value of Company Stock distributed as a bonus in accordance with this paragraph (d) shall be determined as of the last business day prior to the date on which the amount of the bonus is determined by the Board. For the fiscal year ending December 31, 1995, the Executive has received an award under the annual bonus program of share units to be settled in Company Stock in accordance with the provisions of paragraph 2(p) of this Agreement, with such share units representing Company Stock having a value of $960,000, determined as of the last business day prior to the date on which the amount of the bonus was determined by the Board. The Executive shall be fully vested in the share units, and their resulting settlement in shares, described in this paragraph (d).

(e)  Long-Term Incentive Share Award.  The Executive was entitled to a Long-Term
     -------------------------------
     Incentive Share Award of Company Stock for the fiscal year ending December 31, 1995, and shall be entitled to a Long-Term Incentive Share Award of Company Stock for the fiscal year ending December 31, 1996, subject to the following:

     (i) The Executive has previously received a Long-Term Incentive Share Award of Company Stock for the fiscal year ending December 31, 1995, based on Company performance for that year. The award was made in share units of Company Stock, with such share units to be settled in shares of Company Stock in accordance with the provisions of paragraph 2(p). The share units had a market value of $720,000 as of the last business day prior to the date on which the amount of the award was determined by the Board. To the extent that the express terms of this Agreement are inconsistent with the terms of the 1991 Plan or awards granted thereunder, the terms of this paragraph (e)(i) and other applicable terms of this Agreement shall govern the awards made under this paragraph.

     (ii) The Executive shall be entitled to a Long-Term Incentive Share Award of Company Stock for the fiscal year ending December 31, 1996, based on Company performance for that year, and subject to the requirements set forth in Supplement C, which is attached to, and forms a part of this Agreement. The market value of the Company Stock granted pursuant to such award shall be determined as of the last business day prior to the date on which the amount of the award is determined by the Board.

     (iii) Except as otherwise provided in paragraph 5, the Executive's vesting of benefits described in paragraph (e)(i) shall be subject to the following:

            (A) The Executive shall forfeit the shares granted under paragraph
                (e)(i) as of his Date of Termination, if such Date of Termination occurs prior to April 1, 1998 under circumstances other than those described in paragraph 3(a) (relating to the death of the Executive), paragraph 3(b) (relating to the Executive's disability), paragraph 3(e) (relating to termination by the Executive for Good Reason), paragraph 3(f) (relating to termination following a Change in Control), or paragraph 3(g) (relating to termination by the Company for reasons other than Cause).

            (B) The Executive shall become vested on his Date of Termination in the shares granted under paragraph (e)(i) if such Date of Termination occurs prior to April 1, 1998 under circumstances described in paragraph 3(a) (relating to the death of the Executive), paragraph 3(b) (relating to the

                Executive's disability), paragraph 3(e) (relating to termination by the Executive for Good Reason), paragraph 3(f) (relating to termination following a Change in Control), or paragraph 3(g) (relating to termination by the Company for reasons other than Cause).

            (C) The Executive shall become vested on April 1, 1998 in the shares granted under paragraph (e)(i)7 if the Executive remains employed by the Company through such date.

     (iv) Except as otherwise provided in paragraph 5, the Executive's vesting of benefits described in paragraph (e)(ii) shall be subject to the following:

            (A) The Executive shall forfeit the shares granted under paragraph
                (e)(ii) as of his Date of Termination, if such Date of Termination occurs prior to February 15, 1998 under circumstances other than those described in paragraph 3(a) (relating to the death of the Executive), paragraph 3(b) (relating to the Executive's disability), paragraph 3(e) (relating to termination by the Executive for Good Reason), paragraph 3(f) (relating to termination following a Change in Control), or paragraph 3(g) (relating to termination by the Company for reasons other than Cause).

            (B) The Executive shall become vested on his Date of Termination in the shares granted under paragraph (e)(ii) if such Date of Termination occurs prior to February 15, 1998 under circumstances described in paragraph 3(a) (relating to the death of the Executive), paragraph 3(b) (relating to the Executive's disability), paragraph 3(e) (relating to termination by the Executive for Good Reason), paragraph 3(f) (relating to termination following a Change in Control), or paragraph 3(g) (relating to termination by the Company for reasons other than Cause).

            (C) The Executive shall become vested on February 15, 1998 in the shares granted under paragraph (e)(ii) if the Executive remains employed by the Company through such date.

     The Executive shall be entitled to dividends for dividend record dates on or after the date of grant with respect to shares of Company Stock granted under this paragraph (e), to the extent that the dividends are payable with respect to dates prior to termination of employment, regardless of the reason for such termination.

(f)  SIP.  For periods after December 31, 1996, the Executive shall not be
     ---
     entitled to any Long-Term Incentive Share Awards, but shall be entitled to participate in the Strategic Incentive Plan (the "SIP") in accordance with its terms as in effect from time to time; subject to the following:

     (i) The amount of the maximum award opportunity for the Executive under the SIP for each SIP performance period shall be not less than 100% of the Executive's salary for the period of the entire performance period, with the minimum value of the award for the period not less than 75% of the Executive's salary for the performance period if the target goals established by the Board for the performance period are achieved.

     (ii) Notwithstanding the provisions of the SIP to the contrary, the Executive's rights to benefits under the SIP on termination of employment shall be determined in accordance with the provisions of paragraph 4 of this Agreement.

(g)  Stock Options.
     -------------

     (i)    Yearly Grant.  In each calendar year, beginning with the 1996
            ------------
            calendar year, and ending with the 2001 calendar year, inclusive, the Executive shall be entitled to a grant of a non-qualified stock option. The option granted for each calendar year under this paragraph (g)(i) shall have a grant-date value (determined using the Black-Scholes methodology, but excluding any discount for deferred vesting, or other contingencies) of $750,000 (determined as of the date of grant). Stock options to be granted in any calendar year under this paragraph (g)(i) shall be granted at the time stock options are granted to other officers of the Company during the calendar year, provided that if the Company makes more than one option grant to officers during any calendar year, the Company shall not be required to grant stock options under this paragraph (g)(i) (but determined without regard to the grant under paragraph (g)(ii)) having an aggregate value of more than $750,000 per calendar year. Subject to paragraph 4, the Executive shall not be entitled to a stock option award under this paragraph (g)(i) during any calendar year if he is not employed by the Company on the date that such award would otherwise be granted under this paragraph

            (g)(i). In January, 1996 (prior to the Effective Date of this revised Agreement), an option to purchase 72,255 shares of Company Stock was granted to the Executive, which was in satisfaction of the requirement under this paragraph (g)(i) to grant a stock option to the Executive in calendar year 1996 (and was also in satisfaction of the obligation under paragraph 2(e) of the Prior Agreement to grant a stock option for the fiscal year ending December 31, 1995).

     (ii)   July 1996 Grant.  In July, 1996, the Executive was granted a non-
            ---------------
            qualified stock option to purchase 90,000 shares of Company Stock (which was in addition to the other options granted under this Agreement). The July, 1996 option award described in this paragraph
            (ii) shall be in lieu of the award for the calendar year beginning January 1, 2002, and the Executive shall not be entitled to a stock option award under this paragraph (g) for the 2002 calendar year.

     (iii)  General Option Terms.  Stock options granted under paragraph (g)(i)
            --------------------
            or paragraph (g)(ii) shall be subject to the following:

            (A) Each option granted under this paragraph (g) shall be subject to terms comparable to those included in stock options granted under the 1991 Plan (or any successor or substitute plan) to other officers of the Company; provided that the option shall permit purchase of shares of Company Stock at a price equal to the fair market value of such stock as of the date of grant, and the exercise period shall expire ten years after grant, or such earlier time following termination of employment as provided in stock options granted to officers under the 1991 Plan, or successor to the 1991 Plan.

            (B) Each option granted under this paragraph (g) shall be
                exercisable in accordance with the following schedule:

                                     The option shall become
                                     exercisable with respect to
     If the Executive is employed the following number of shares through the following date: shares on and after that date:
     ---------------------------     ------------------------------

     1st anniversary of grant date         30% of grant
     2nd anniversary of grant date         30% of grant
     3rd anniversary of grant date         40% of grant

            (C) To the extent that the express terms of this Agreement are inconsistent with the terms of the 1991 Plan or awards granted thereunder, the terms of this paragraph (g) and other applicable terms of this Agreement shall govern the awards made under this paragraph.

     (iv)   Exercisability on Termination. Options shall be subject to the
            -----------------------------
            following:

            (A) Effective as of April 1, 1998, all options that were granted to the Executive pursuant to paragraph (g)(i) prior to January 1, 1998, and the option granted to the Executive pursuant to paragraph (g)(ii), shall become (or remain) exercisable until the earlier of (A) the expiration date of the option or (B) five years following termination of the Executive's employment.

            (B) If the Executive's employment with the Company continues through April 1, 1999, all options that were granted to the Executive pursuant to paragraph (g)(i) after December 31, 1997 and prior to January 1, 1999 shall become (or remain) exercisable until the earlier of (i) the expiration date of the option or (ii) five years following termination of the Executive's employment.

            (C) If the Executive's employment with the Company continues through April 1, 2002, all options that were granted to the Executive pursuant to paragraph (g)(i) after December 31, 1998 shall become (or remain) exercisable until the earlier of (i) the expiration date of the option or (ii) five years following termination of the Executive's employment.

(h)  Life Insurance.  The Company shall provide aggregate life insurance death
     --------------
     benefit coverage to the Executive of at least 3- 1/2 times the Executive's base salary rate, reduced by the face value of any life insurance policy rolled out to the Executive under the Company's Split Dollar Life Insurance Plan. At any time after the Effective Date, the Executive may reduce the amount of coverage required to be provided under this paragraph (h), in which case the Executive will be entitled to receive the net amount of any life insurance premium reduction provided to the Company as a result of such reduction in coverage, with such amount to be paid by the Company to the Executive in cash from time to time.

(i)  Supplemental Pension. The Executive shall be entitled to receive benefits
     --------------------
     under the Brunswick Supplemental Pension Plan (the "Supplemental Plan") or, in the discretion of the Company, under another non-qualified plan maintained by the Company, in an amount which, when added to the benefits otherwise payable to or on behalf of the Executive under the Supplemental Plan and the Brunswick Pension Plan for Salaried Employees, will provide the Executive with the benefits that would have been payable to or on behalf of the Executive under the Supplemental Plan and the Brunswick Pension Plan for Salaried Employees if he had, in addition to his actual Years of Service, completed an additional 15 Years of Service with the Company. The monthly benefit payable under this paragraph (i) in the form of a single life annuity for the life of the Executive commencing at his age 65 shall be reduced (but not below zero) by the following:

     (i) the monthly amount of the total Social Security benefit payable to the Executive as a single life annuity for the life of the Executive commencing at his age 65; and

     (ii) $15,369.10, which is the monthly amount of the benefit payable to the Executive under the Retirement Plan of Johnson & Johnson and Affiliated Companies and the Excess Benefit Plan of Johnson & Johnson and Affiliated Companies (collectively, the "Predecessor Employer Plan"), based on its being paid in the form of a single life annuity for the life of the Executive commencing at his age 65).

     If the pension benefits are payable to the Executive pursuant to this paragraph (i) are paid in a form other than a single life annuity for the life of the Executive commencing at his age 65, then such benefits shall be actuarially equivalent to the value of the benefit determined in accordance with the foregoing provisions of this paragraph (i), with the actuarial equivalency determined using the actuarial assumptions in effect under the Brunswick Pension Plan for Salaried Employees as of the date of commencement of such benefit payments. The Executive, by filing a written election with the Company not later than thirty days after the Executive's Date of

     Termination, may elect to receive the benefits otherwise payable to him under the Supplemental Plan and this paragraph (i) in the form of an actuarially equivalent lump sum. Payments under this paragraph (i) shall be made (or shall commence if not in the form of a lump sum) on the 60th day after the Date of Termination (or the first business day occurring after such 60th day); provided that no such payment shall be made prior to such 60th day.

(j)  Retiree Medical Benefits.  The Executive shall be entitled to retiree
     ------------------------
     medical benefit coverage to the same extent as other executives leaving the employ of the Company at the time of the Executive's Date of Termination, determined as though the Executive had then satisfied any applicable service requirements for such coverage. However, to the extent that, as of the Executive's Date of Termination, the amount of required employee contributions under the retiree medical benefit plan is based on an employee's service with the Company, the Executive shall be deemed to have service with the Company equal to his actual service with the Company plus 15 years.

(k)  Security Protection.  The Company shall make security protection available
     -------------------
     to the Executive and his family on a reasonable basis for business and personal use.

(l)  Vacation.  The Executive shall be entitled to paid vacations in accordance
     --------
     with the applicable policy of the Company as in effect from time to time, but in no event shall the Executive be entitled to less than four weeks paid vacation per year.

(m)  Benefits.  The Executive shall be a participant in any and all plans
     --------
     maintained by the Company from time to time to provide benefits for its senior executives, or for its salaried employees generally, including, without limitation, any pension, profit sharing, employee stock ownership or retirement plan, any life, accident, medical, hospital or similar group insurance program, and any plans or arrangements providing tax planning or financial planning. However, the Company shall not be required to provide a benefit under this paragraph (m) if such benefit would duplicate (or otherwise be of the same type as) a benefit specifically required to be provided under another provision of this Agreement.

(n)  Perquisites.  The Executive shall be entitled to all perquisites generally
     -----------
     provided by the Company to its senior executives. However, the Company shall not be required to provide perquisites under this paragraph (n) if such perquisites would duplicate (or otherwise be of the same type as) a perquisite specifically required to be provided under another provision of this Agreement.

(o)  Expenses.  The Executive has been reimbursed for all reasonable expenses
     --------
     incurred in performing his obligations under this Agreement.

(p)  Elective Deferral.  The Executive shall be entitled, by agreement with the
     -----------------
     Company under terms established by the Board and acceptable to the Executive, to defer receipt of any part of the salary, cash bonus, or other cash incentive compensation payments, and to defer the receipt of any part of the Company Stock otherwise due to him from the Company subject to the following:

     (i) Electively deferred cash payments under this paragraph (p) shall be credited to a deferred compensation account (the Executive's "Elective Deferral Account", which was referred to in the Prior Agreement as the "Account") maintained by the Company in his name. The opening balance of such Elective Deferral Account on the Effective Date shall be the amount credited to the Participant's Account in accordance with paragraph 2(n) of the Prior Agreement immediately prior to the Effective Date of this Agreement (with the adjustment for investment returns and interest to take into account such returns and interest both before and after this Agreement becomes effective). The portion of the Executive's Elective Deferral Account that is not invested in accordance with paragraph 2(p)(ii) shall be credited as of the last day of each calendar month with interest for that month at the prime rate in effect at The First National Bank of Chicago on the first day of the month or, if greater, the Company's short-term borrowing rate.

     (ii) The Company, after consultation with the Executive, may invest amounts credited to his Elective Deferral Account in securities and other assets as the Company may determine. The Company and its agents shall not incur any liability by reason of purchasing, or failing to purchase, any security or other asset in good faith. The Executive's Elective Deferral Account shall be charged or credited as of the last day of each fiscal year of the Company, and at such other times as the balance in the Elective Deferral Account shall be determined, to reflect (A) dividends, interest or other earnings on any such investments, reduced by the cost of funds (for the period of deferral) for the amount of any taxes incurred by the Company with respect thereto; (B) any gains or losses (whether or not realized) on such investment; (C) the cost of funds (for the period of deferral) for the amount of any taxes incurred with respect to net gains realized on any such investments, taking into account any applicable capital loss carryovers and carrybacks, provided that in computing such taxes, capital gains and losses on assets of the Company other than such investments shall be disregarded; and (D) any direct expenses incurred by the Company in such fiscal year or other applicable period which would not have been incurred but for the investment of amounts pursuant to the provisions of this paragraph (ii) (provided that this clause (D) shall not be construed to permit a reduction for the cost of taxes).

     (iii) The Executive shall be entitled to any dividends payable with respect to shares of Company Stock during the period in which receipt of those shares is electively deferred by the Executive. Such dividends shall be treated as being reinvested in additional shares of Company Stock (based on the value of the stock at the time of the dividend), which shares shall be delivered to the Executive at the same time as delivery of other shares electively deferred by the Executive.

     (iv) By providing reasonable advance notice to the Company, the Executive may elect to receive interest and dividends earned with respect deferred cash and stock distributions as such interest and dividends are earned.

     (v) The Brunswick Corporation Supplemental Pension Plan (the "Supplemental Plan") provides that certain amounts deferred under a "Deferred Compensation Agreement" shall be taken into account for purposes of determining a Participant's plan benefits. For purposes of the Supplemental Plan, salary and bonus amounts that are electively deferred by the Executive in accordance with this paragraph (p) shall be treated as deferred under a Deferred Compensation Agreement, and shall be taken into account under the Supplemental Plan to the extent provided in that plan.

     (vi) The Company will distribute the shares of Company Stock described below in this paragraph (vi) as soon as practicable (but not more than ten business days) after the Executive's Date of Termination. Subject to paragraph 2(p)(iv), during the period of deferral, any dividends will be deemed reinvested in accordance with paragraph 2(p)(iii) above. The deferral under this paragraph (vi) shall apply to:

            (A) The one-time stock award described in paragraph 2(a)(i) of the
                Prior Agreement, with the period of deferral to begin as of the Effective Date.

            (B) The Long-Term Incentive Stock Award for the 1995 fiscal year, as described in paragraph 2(d)(i) of the Prior Agreement, with the period of deferral to begin as of January 1, 1996.

            (C) The portion of the bonus for the 1995 fiscal year payable in
                Company Stock, as described in paragraph 2(c) of the Prior Agreement with the period of deferral to begin as of the date on which stock bonuses are distributable to other officers for the 1995 year or, if no such awards are distributable, as of February 15, 1996.

            (D) The stock award described in paragraph 2(b)(ii), with the period of deferral to begin as of the applicable date of grant in accordance with paragraph 2(b)(ii)(A).

     (vii)  The Executive's entitlement to distributions under this paragraph
            (p) shall include the right to receive amounts deferred under paragraph (n) of the Prior Agreement, to the extent such deferred amounts were not distributed prior to the Effective Date of this Agreement.

(q)  Automatic deferral.  The Executive and the Company shall enter into an
     ------------------
     agreement in the form set forth in Supplement D (relating to automatic deferral), which is attached to and forms a part of this Agreement.

(r)  Change in Control.  It is recited here, for the avoidance of doubt, that,
     -----------------
     for purposes of applying the provisions of this paragraph 2 with respect to compensation and benefits due on or after the Executive's Date of Termination, the determination of the circumstances of the termination under the provisions of paragraphs 3(a) through 3(g) (excluding paragraph 3(f), and except as otherwise provided in paragraph 3(c)) shall be applied without regard to whether such Date of Termination occurs before, after or at the time of a Change in Control.

     3.  Termination.  The Executive's employment with the Company may be
         -----------
terminated by the Company or the Executive only under the circumstances described in paragraphs 3(a) through 3(g):

(a)  Death.  The Executive's employment hereunder will terminate upon his death.
     -----

(b)  Disability.  If the Executive is Disabled, the Company may terminate the
     ----------
     Executive's employment with the Company. For purposes of the Agreement, the Executive shall be deemed to be "Disabled" if he has a physical or mental disability that renders him incapable, after reasonable accommodation, of performing his duties under this Agreement.

(c)  Cause. The Company may terminate the Executive's employment hereunder at
     -----
     any time for Cause. For purposes of this Agreement, the term "Cause" shall mean:

     (i) the willful and continued failure by the Executive to substantially perform his duties with the Company (other than any such failure resulting from the Executive's being Disabled), within a reasonable period of time after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties;

     (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; or

     (iii) the engaging by the Executive in egregious misconduct involving serious moral turpitude to the extent that, in the reasonable judgment of the Company's Board, the Executive's credibility and reputation no longer conform to the standard of the Company's executives [; provided, however, that Cause shall exist under this paragraph (c) only if the misconduct involves a violation of applicable laws].

     For purposes of this Agreement, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company.

     Notwithstanding the foregoing, if the Executive's Date of Termination occurs on or after the date of a Change in Control, the Executive's employment shall not be deemed to have been terminated for "Cause" unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board (excluding the Executive) at a meeting of the Board called and held for such purpose, finding that in the good faith opinion of the Board, the Executive was guilty of conduct constituting "Cause" and specifying the particulars thereof in detail; provided, however, that no such determination shall be made by the Board unless the Executive is provided with reasonable advance notice of the Board meeting, indicating that the purpose of such meeting is the determination of whether such "Cause" exists, and unless the Executive, together with his counsel, is provided with an opportunity to be heard before the Board at such meeting prior to such determination being made.

(d)  Termination by Executive.  The Executive may terminate his employment
     ------------------------
     hereunder as of the end of the Agreement Term. The delivery of a notice by the Executive to the Company in accordance with paragraph 1(e) indicating that the Executive will not extend the Agreement Term shall be treated as the delivery of Notice of Termination by the Executive, with the Executive's employment treated as being terminated immediately following the end of the Agreement Term under this paragraph (d) (except to the extent that the notice indicates that the failure to renew is for Good Reason, and the circumstances conform to the requirements of paragraph 3(e)).

(e)  Termination by Executive for Good Reason.  The Executive may resign for
     ----------------------------------------
     Good Reason (as defined in this paragraph (e)). For purposes of this Agreement, "Good Reason" shall mean, without the Executive's express written consent, the occurrence of any of the following circumstances unless, in the case of paragraphs (i), (iii), (iv), (v), (vi) or (vii) below, such circumstances are fully corrected within a reasonable period (not to exceed 10 business days) following delivery of the Notice of Termination given in respect thereof:

     (i) The assignment to the Executive of any duties materially inconsistent with the Executive's position as Chief Executive and Chairman of the Board, or a substantial adverse alteration in the nature of the Executive's responsibilities from those in effect on the Effective Date.

     (ii) Relocation of the Executive's office to a location that is greater than fifty miles from the Executive's office as of the Effective Date.

     (iii) A reduction in the Executive's annual base salary or bonus opportunities as of the Effective Date, except for across-the-board uniform bonus reductions affecting all senior executives of the Company, or a reduction in any benefit required to be provided to the Executive under this Agreement to a level below the level required under this Agreement.

     (iv) The failure of the Company, without the Executive's consent, to pay to the Executive any portion of the Executive's compensation due under this Agreement, within 10 business days of the date such payment is due.

     (v) The failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement.

     (vi) Any purported termination of the Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (h) below (and for purposes of this Agreement, no such purported termination shall be effective).

     (vii) A reasonable determination by the Executive that, as a result of a change in circumstances regarding his duties, he is unable to exercise the authorities, powers, functions or duties attached to his position and contemplated by paragraph 1(a).

     (viii) The failure of the Executive to be retained as a member and Chairman of the Board.

     Except as otherwise expressly provided in this paragraph 3(e) or paragraph 3(f), nothing in this Agreement shall be construed to authorize or permit the resignation of the Executive during the Agreement Term.

(f)  Termination following Change in Control.  The Executive may elect to
     ---------------------------------------
     terminate his employment with the Company during the first 60 days following a Change in Control for any reason.

(g)  Termination by Company.  The Company may terminate the Executive's
     ----------------------
     employment hereunder at any time for any reason, and the Company shall not be required to specify a reason for the termination unless termination occurs under paragraph 3(a), 3(b), or 3(c). Termination of the Executive's employment by the Company shall be deemed to have occurred under this paragraph 3(g) only if it is not for reasons described in paragraph 3(a), 3(b) or 3(c). The delivery of a notice by the Company to the Executive in accordance with paragraph 1(e) indicating that the Company will not extend the Agreement Term shall be treated as the delivery of Notice of Termination by the Company, with the Executive's employment treated as being terminated immediately following the end of the Agreement Term under this paragraph (g) (except to the extent that the notice indicates that the failure to renew is for Cause, or because of the Executive's death or the

     Executive's being Disabled, and the circumstances conform to the requirements of paragraph 3(c), paragraph 3(a) or paragraph 3(b), respectively).

(h)  Notice of Termination.  Any termination of the Executive's employment by
     ---------------------
     the Company or the Executive must be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" means a dated notice which indicates the specific termination provision in this Agreement relied on and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated (except to the extent that such facts and circumstances are not required under paragraph 3(d), 3(f), or 3(g)).

(i)  Date of Termination.  "Date of Termination" means the last day the
     -------------------
     Executive is employed by the Company, provided that the Executive's employment is terminated in accordance with the foregoing provisions of this paragraph 3.

     4.  Rights Upon Termination.  The Executive's right to payment and benefits
         -----------------------
under this Agreement for periods after his Date of Termination shall be determined in accordance with the following provisions of this paragraph 4:

(a)  Death or Disability.  If the Executive's Date of Termination occurs under
     -------------------
     circumstances described in paragraph 3(a) (relating to the Executive's death) or paragraph 3(b) (relating to the Executive's being Disabled), then, except as otherwise provided in paragraph 2(e), paragraph 4(e) or otherwise agreed in writing between the Executive and the Company, the Executive shall be entitled to:

     (i) Any unpaid salary for days worked prior to the Date of Termination, and payment for unused vacation (determined in accordance with the policies of the Company as in effect from time to time for Company officers) earned prior to the Date of Termination.

     (ii) A pro-rata payment with respect to the bonus described in paragraph 2(d) for the performance period in which the Date of Termination occurs (including the portion of such performance period, if any, occurring under the Prior Agreement). In determining the amount of the bonus payable under this paragraph (ii), the performance through the end of the performance period shall be extrapolated based on the performance through the Date of Termination.

     (iii) A pro-rata distribution of the Long-Term Incentive Share Award shares described in paragraph 2(e) with respect to the performance period in which the Date of Termination occurs (including the portion of such performance period, if any, occurring under the Prior Agreement). In determining the amount of the Long-Term Incentive Share Award payable under this paragraph (iii), the performance through the end of the performance period shall be extrapolated based on the performance through the Date of Termination.

     (iv) A pro-rata payment with respect to the SIP award described in paragraph 2(f) for the performance period in which the Date of Termination occurs (including the portion of such performance period, if any, occurring under the Prior Agreement). In determining the amount of the SIP award payable under this paragraph
            (iv), the performance through the end of the performance period shall be extrapolated based on the performance through the Date of Termination.

     (v) Lapse of exercise restrictions with respect to stock options; provided, however, that with respect to stock options granted pursuant to paragraph 2(a)(ii), the lapse of restrictions shall apply only to non-performance exercise restrictions. For purposes of this Agreement, exercise restrictions with respect to options shall be considered to be "non-performance" if it is substantially certain, at the Date of Termination, that the restrictions would have lapsed if the Executive had continued in the employ of the Company for two years after that date.

     (vi) The performance-related exercise restrictions with respect to stock options granted pursuant to paragraph 2(a)(ii) shall lapse to the extent that the Board, in its discretion, determines that the lapse is appropriate. The determination by the Board shall be based on such factors as the Board determines to be appropriate, including the progress toward the performance goals that have been achieved as of the Date of Termination.

     (vii) The portion of any stock option granted to the Executive that is exercisable immediately prior to the Date of Termination, as well as the portion of any stock option that becomes exercisable by reason of this paragraph (a), shall remain exercisable for five years after the Date of Termination, but in no event later than the date fixed for expiration of the option

            (determined without regard to Executive's termination of employment).

(b)  Termination by Company without Cause. If the Executive's Date of
     ------------------------------------
     Termination occurs prior to a Change in Control under circumstances described in paragraph 3(g) (relating to termination by the Company without Cause), or if the Executive resigns for Good Reason prior to a Change in Control, then, subject to paragraph 2(e), paragraph 4(e), and except as otherwise agreed in writing between the Executive and the Company, the Executive shall be entitled to benefits in accordance with paragraphs (i) through (viii) below, determined as though he had continued to be employed by the Company for the period continuing through the second anniversary of the Date of Termination:

     (i) The Executive shall be entitled to the salary amount described in paragraph 2(c), as in effect on his Date of Termination, determined as though he had continued to be employed by the Company for the period continuing through the second anniversary of the Date of Termination.

     (ii) The Executive shall be entitled to the bonus payments described in paragraph 2(d), determined as though he had continued to be employed by the Company for the period continuing through the second anniversary of the Date of Termination; provided that the Executive will be entitled to a pro-rata payment for the performance period that includes the two-year anniversary of the Date of Termination. In determining the amount of the bonus payable under this paragraph
            (ii), the performance through the end of the performance period shall be extrapolated based on the performance through the Date of Termination.

     (iii) The Executive shall be entitled to the Long-Term Incentive Share Award described in paragraph 2(e) based on the actual performance for the applicable period(s), determined as though he had continued to be employed by the Company for the period continuing through the second anniversary of the Date of Termination; provided that the Executive will be entitled to a pro-rata payment for the performance period that includes the two-year anniversary of the Date of Termination. In determining the amount of the Long-Term Incentive Share Award payable under this paragraph (iii), the performance through the end of the performance period shall be extrapolated based on the performance through the Date of Termination.

     (iv) The Executive shall be entitled to the SIP award described in paragraph 2(f) based on the actual performance for the applicable period(s), determined as though he had continued to be employed by the Company for the period continuing through the second anniversary of the Date of Termination; provided that the Executive will be entitled to a pro-rata payment for the performance period that includes the two-year anniversary of the Date of Termination. In determining the amount of the SIP award payable under this paragraph
            (iv), the performance through the end of the performance period shall be extrapolated based on the performance through the Date of Termination.

     (v) The Executive shall be entitled to the life insurance coverage described in paragraph 2(h), determined as though he had continued to be employed by the Company for the period continuing through the second anniversary of the Date of Termination.

     (vi) The exercise restrictions with respect to stock options shall lapse as of the Date of Termination; provided, however, that with respect to stock options granted pursuant to paragraph 2(a)(ii), the lapse of restrictions shall apply only to non-performance exercise restrictions. The performance-related exercise restrictions with respect to stock options granted pursuant to paragraph 2(a)(ii) shall lapse to the extent that the Board, in its discretion, determines that the lapse is appropriate; provided that such determination by the Board shall be based on such factors as the Board determines to be appropriate, including the progress toward the performance goals that have been achieved as of the Date of Termination.

     (vii) The portion of any stock option granted to the Executive that is exercisable immediately prior to the Date of Termination, as well as the portion of any stock option that becomes exercisable by reason of this paragraph (b), shall remain exercisable for five years after the Date of Termination, but in no event later than the date fixed for expiration of the option (determined without regard to Executive's termination of employment).

     (viii) The pension benefits described in paragraph 2(i) shall be vested as of the Date of Termination, provided that the Executive shall not accrue additional pension benefits for periods after the Date of Termination, and the retiree medical benefit described in the final sentence of paragraph 2(j) (relating to employee contributions) shall be determined as though the Executive had continued in the employ of the Company for the period continuing through the second anniversary of the Date of Termination.

     (ix) The Executive shall be entitled to any additional benefits that would have been provided to him pursuant to paragraph 2(m), determined as though he had continued to be employed by the Company for the period continuing through the second anniversary of the Date of Termination; provided that this paragraph (ix) shall not apply to stock options, security protection, vacation, perquisites, expense reimbursement, or any benefits that are subject to the foregoing provisions of paragraphs 4(b)(i) through 4(b)(viii).

     Payments and benefits due under this paragraph 4(b) shall be subject to the following:

     (I) Subject to the following provisions of this paragraph 4(b)(I), benefits to be provided under the foregoing provisions of this paragraph 4(b) shall be provided at the time they would have been provided if the Executive continued to be employed by the Company; provided, however, that the amounts payable in accordance with paragraphs 4(b)(i), (ii) and (iii) shall be distributed to the Executive, within 10 business days following the Date of Termination, in a lump sum payment, with no actuarial or present value reduction for accelerated payment.

     (II) To the extent that benefits distributable under this paragraph 4(b) would be distributable in Company Stock, or the amount of such benefit would be based on the value of Company stock, the Company may satisfy its obligation under this paragraph 4(b) by providing a cash payment equal to the value of the benefit. Except as otherwise provided in this paragraph (II), to the extent that the Company determines that the Executive cannot participate in any benefit plan because he is not actively performing services for the Company, the Company may satisfy its obligation under this paragraph 4(b) by distributing cash to the Executive equal to the cost that would be incurred by the Executive to replace the benefit.

(c)  Indemnification.  For a period of six years after his Date of Termination,
     ---------------
     the Executive shall be entitled to coverage under any directors and officers liability insurance policy, indemnification by-law and indemnification agreement maintained or offered by the Company or any successor to the

     Company during that period to directors and officers. This paragraph (c) shall not apply if the Executive's Date of Termination occurs during the Agreement Term under circumstances described in paragraph 3(c) (relating to the Executive's termination for Cause).

(d)  Other Obligations.  In addition to the foregoing payments and benefits, the
     -----------------
     Executive shall be entitled to any other payments or benefits due to be provided to the Executive pursuant to any employee compensation or benefit plans or arrangements, to the extent such payments and benefits are earned as of the Date of Termination. Except as otherwise specifically provided in this paragraph 4, the Company shall have no obligation to make any other payments or provide any other benefits under the Agreement for periods after the Executive's Date of Termination.

(e)  No Participation in Severance Plans.  Except as may be otherwise
     -----------------------------------
     specifically provided in an amendment of this paragraph (e) adopted in accordance with paragraph 11, payments under this paragraph 4 shall be in lieu of any compensation or benefits that may be otherwise payable to or on behalf of the Executive pursuant to the terms of any severance pay arrangement of the Company or any Affiliate or any other, similar arrangement of the Company or any Affiliate providing benefits upon involuntary termination of employment.

(f)  Termination after Change in Control.  Subject to the provisions of
     -----------------------------------
     paragraphs 4(c), 4(d) and 4(e), if the Executive's Date of Termination occurs on or after the date of a Change in Control, his right to payment and benefits under this Agreement for periods after his Date of Termination shall be determined in accordance with the provisions of Supplement E.

     5.  Change in Control Rules.  The following shall apply with respect to a
         -----------------------
change in control of the Company:

(a) The terms of stock options, restricted stock, and other stock-based compensation awarded to the Executive under this Agreement shall include change in control protections (described below). For purposes of this paragraph (a), "change in control protections" means the protections relating to a change in control (as defined in the 1991 Plan, or a successor plan) that are provided for comparable awards to officers under the 1991 Plan (or successor plan) at the time such awards are made pursuant to this Agreement (or, if no comparable awards are then made under the plan, at the next previous time such awards are made under the plan).

(b) Upon the request of the Executive made at any time after there has been a Change in Control of the Company, the Company shall do any one or more of the following as requested:

     (i) Pay to the Executive any cash and stock deferred in accordance with paragraph 2(p) of this Agreement.

     (ii) Pay to the Executive (or his beneficiary after his death, if the Executive so provides by a writing filed with the Secretary of the Company and the beneficiary so requests), the actuarial equivalence of the Executive's accrued benefit under the Company's supplemental pension plan. Actuarial equivalence shall be determined on the basis of the rates, tables, and factors then in effect for purposes of determining the actuarial equivalence of optional forms of payment under the Brunswick Pension Plan for Salaried Employees, or any successor plans (the "Pension Plans"); provided, however, that the interest rate or rates which would be used as of the date of Change in Control of the Company by the Pension Benefit Guaranty Corporation (the "PBGC") for purposes of determining the present value of the Executive's benefits under the Pension Plans if the Pension Plans had terminated on the date of Change in Control with insufficient assets to provide benefits guaranteed by the PBGC on that date shall be substituted for the interest assumptions used under the Pension Plans.

(c) "Change in Control" means a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Board which occurs as follows: (A) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than a trustee or other fiduciary of securities held under an employee benefit plan of the Company or its subsidiaries, is or becomes beneficial owner, directly or indirectly, of stock of the Company representing 30% or more of the total voting power of the Company's then outstanding stock, (B) a tender offer (for which a filing has been made with the SEC which purports to comply with the requirements of Section 14(d) of the Securities Exchange Act of 1934 and the corresponding SEC rules) is made for the stock of the Company, which has not been negotiated and approved by the Board, then the first to occur of (i) any time during the offer when the person (using the definition in (A) above) making the offer owns or has accepted for payment stock of the Company with 25% or more of the total voting power of the Company's stock or (ii) three business days before the offer is to terminate unless the offer is withdrawn first if the person making the offer could own, by the terms of the offer plus any shares owned by that person, shares with 50% or more of the total voting power of the Company's shares when the offer terminates; or (C) individuals who were the Board's nominees for election as directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of directors shall not constitutes a majority of the Board following the election.

     6.  Noncompetition.  For the period beginning on the Effective Date and
         --------------
ending two years after the Executive's Date of Termination (regardless of the reason for the termination of employment), (a) the Executive shall not directly or indirectly be employed or retained by, or render any services for, or be financially interested in any manner, in any person, firm or corporation engaged in any business which is then materially competitive in any way with any business in which the Company or any of its Affiliates was engaged (including any program of development or research) during the Executive's employment, (b) the Executive shall not divert or attempt to divert any business from the Company or any Affiliate, and (c) the Executive shall not disturb or attempt to disturb any business or employment relationships of the Company or any Affiliate.

     7.  Confidential Information.  The Executive agrees that:
         ------------------------

(a) Except as may be required by the lawful order of a court or agency of competent jurisdiction, or except to the extent that the Executive has express written authorization from the Company, he agrees to keep secret and confidential all Confidential Information (as defined below), and not disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way. The Executive agrees that, to the extent that any court or agency seeks to have the Executive disclose Confidential Information, he shall promptly inform the Company, and he shall take such reasonable steps to prevent disclosure of Confidential Information until the Company (or, if applicable, the Affiliate) has been informed of such requested disclosure, and the Company has an opportunity to respond to such court or agency. To the extent that the Executive obtains information on behalf of the Company or an Affiliate that may be subject to attorney-client privilege as to the Company's or an Affiliate's attorneys, the Executive shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.

(b) For purposes of this Agreement, the term "Confidential Information" means all non-public information concerning the Company and any Affiliate that was acquired by or disclosed to the Executive during the course of his employment with the Company, or during discussions between the Executive and the

     Company or any Affiliate following his termination of employment arising out of his employment or this Agreement, including, without limitation:

     (i) all "trade secrets" as that term is used in the Illinois Trade Secrets Act (or, if that Act is repealed, the Uniform Trade Secrets Act upon which the Illinois Trade Secrets Act is based) of the Company or any Affiliate;

     (ii) any non-public information regarding the Company's or the Affiliates' directors, officers, employees, customers, equipment, processes, costs, operations and methods, whether past, current or planned, as well as knowledge and data relating to business plans, marketing and sales information originated, owned, controlled or possessed by the Company or an Affiliate; and

     (iii) information regarding litigation and threatened litigation involving or affecting the Company or an Affiliate.

(c) This paragraph 7 shall not be construed to unreasonably restrict the Executive's ability to disclose confidential information in an arbitration proceeding or a court proceeding in connection with the assertion of, or defense against any claim of breach of this Agreement in accordance with paragraph 9 or paragraph 19. If there is a dispute between the Company and the Executive as to whether information may be disclosed in accordance with this paragraph (c), the matter shall be submitted to the arbitrators or the court (whichever is applicable) for decision.

     8.  Defense of Claims.  The Executive agrees that, for the period beginning
         -----------------
on the Effective Date, and continuing for a reasonable period after the Executive's Date of Termination, the Executive will cooperate with the Company and the Affiliates in defense of any claims that may be made against the Company or an Affiliate, and will cooperate with the Company and the Affiliates in the prosecution of any claims that may be made by the Company or an Affiliate, to the extent that such claims may relate to services performed by the Executive for the Company or the Affiliates. The Executive agrees to promptly inform the Company if he becomes aware of any lawsuits involving such claims that may be filed against the Company or any Affiliate. The Company agrees to reimburse the Executive for all of the Executive's reasonable out-of-pocket expenses associated with such cooperation, including travel expenses. For periods after the Executive's Date of Termination, the Company agrees to provide reasonable compensation to the Executive for such cooperation. The Executive also agrees to promptly inform the Company if he is asked to assist in any investigation of the Company or an Affiliate (or their actions) that may relate to services performed by the Executive for the Company or an Affiliate, regardless of whether a lawsuit has then been filed against the Company or an Affiliate with respect to such investigation.

     9.  Equitable Remedies.  The Executive acknowledges that the Company would
         ------------------
be irreparably injured by a violation of paragraph 6 or 7, and he agrees that the Company, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Executive from any actual or threatened breach of paragraph 6 or 7.

     10.  Nonalienation.  The interests of the Executive under this Agreement
          -------------
are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive or the Executive's beneficiary.

     11.  Amendment.  This Agreement may be amended or canceled only by mutual
          ---------
agreement of the parties in writing without the consent of any other person. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

     12.  Applicable Law.  The provisions of this Agreement shall be construed
          --------------
in accordance with the laws of the State of Illinois, without regard to the conflict of law provisions of any state.

     13.  Severability.  The invalidity or unenforceability of any provision of
          ------------
this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

     14.  Waiver of Breach.  No waiver by any party hereto of a breach of any
          ----------------
provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party or any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

     15.  Successors.  This Agreement shall be binding upon, and inure to the
          ----------
benefit of, the Company and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.

     16.  Notices.  Notices and all other communications provided for in this
          -------
Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given:

(a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b) in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received. Communications that are to be delivered by the U.S. mail or by overnight service are to be delivered to the addresses set forth below:

to the Company:

     Brunswick Corporation
     1 North Field Court
     Lake Forest, Illinois  60045

or to the Executive:

     Peter N. Larson
     521 Oakwood, Unit 2B
     Lake Forest, Illinois  60045

All notices to the Company shall be directed to the attention of Secretary of the Company, with a copy to the Chairman of the Compensation Committee of the Board. Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt.

     17.  Survival of Agreement.  Except as otherwise expressly provided in this
          ---------------------
Agreement, the rights and obligations of the parties to this Agreement shall survive the termination of the Executive's employment with the Company and all Affiliates.

     18.  Entire Agreement.  Except as otherwise noted herein, this Agreement
          ----------------
constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof. However, except as otherwise provided in this Agreement, the obligations of the Company and the Executive with respect to compensation and benefits that were paid or distributed prior to the Effective Date, and with respect to services performed prior to the Effective Date, shall be governed by the Prior Agreement.

     19.  Resolution of Disputes.  Any controversy or claim arising out of or
          ----------------------
relating to this Agreement, or the breach thereof, shall be settled by arbitration in the City of Chicago in accordance with the laws of the State of Illinois by three arbitrators, one of whom shall be appointed by the Company, one by the Executive, and the third by the other two. If the other two arbitrators cannot agree on the appointment of a third arbitrator, or if either party fails to appoint an arbitrator, then such arbitrator shall be appointed by the Chief Judge of the United States Court of Appeals for the Seventh Circuit. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this paragraph 19. Judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel or incur other costs and expenses in connection with the enforcement of any or all of his rights under this Agreement, he shall be entitled to recover from the Company reasonable attorney's fees and costs and expenses incurred by him in connection with the enforcement of those rights. Payments shall be made to the Executive by the Company at the time these attorney's fees and costs and expenses are incurred by the Executive. If, however, the arbitrators should later determine that under the circumstances it was unjust for the Company to have made any of these payments or attorney's fees and costs and expenses to the Executive, he shall repay them to the Company in accordance with the order of the arbitrators. Any award of the arbitrators shall include interest at a rate or rates considered just under the circumstances by the arbitrators. This paragraph 19 shall not be construed to limit the Company's right to obtain relief under paragraph 9 with respect to any matter or controversy subject to paragraph 9, and, pending a final determination by the arbitrator with respect to any such matter or controversy, the Company shall be entitled to obtain any such relief by direct application to a court of law, without being required to first arbitrate such matter or controversy.

     IN WITNESS THEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, and its corporate seal to be hereunto affixed, all as of the date first above written.


                                 _______________________
                                  PETER N. LARSON



                                  BRUNSWICK CORPORATION



                                 By: ________________________
                                     Kenneth B. Zeigler
                                     Vice President and Chief
                                     Human Resources Officer

ATTEST:


_____________________
       (Seal)

                                 Supplement A

                            Stock Option Agreement
                            ----------------------


     THIS AGREEMENT, dated as of February 3, 1997 (the "Effective Date"), by and between BRUNSWICK CORPORATION, a Delaware corporation, having its principal executive offices at 1 N. Field Court, Lake Forest, Illinois 60045 (hereinafter called "Company") and Peter N. Larson, an employee of the Company (hereinafter called the "Option Holder").

                              W I T N E S S E T H:

     WHEREAS, the Board of Directors of the Company (the "Board") has adopted the 1991 Stock Plan (the "Plan") and the Company's stockholders have approved the Plan; and

     WHEREAS, the Company has entered into an employment agreement with the Option Holder dated April 1, 1995 (the "Prior Employment Agreement"), and the option reflected by this Agreement is intended to satisfy the requirements of paragraph 2(a)(ii) of the Prior Employment Agreement;

     WHEREAS, the Company has entered into a revised employment agreement with the Option Holder dated February 3, 1997 (the "Employment Agreement"), which amends the option intended to satisfy the requirements of paragraph 2(a)(ii) of the Prior Employment Agreement, and this Agreement reflects such amendment;

     NOW, THEREFORE, in consideration of the mutual promises and representations herein contained and other good and valuable consideration, it is agreed by and between the parties hereto as follows:

                                GRANT OF OPTION
                                ---------------

     1. On April 1, 1995, the Company granted to the Option Holder the right and option to purchase on the terms and conditions hereinafter set forth, and subject to the provisions of the Plan, all or any part of an aggregate of 500,000 shares of the Common Stock ($.75 par value) of the Company at the purchase price of $20.125 per share. The option is exercisable by the Option Holder in accordance with the following schedule:

                                              The option shall become
                                              exercisable with
                                              respect to the following
If the Executive is employed                  number of shares
through the following date:                   shares on and after that date:
---------------------------                   ------------------------------

1st anniversary of April 1, 1995                          60,000

2nd anniversary of April 1, 1995                          60,000

3rd anniversary of April 1, 1995                          80,000

The first date on which the Stock
Price attains $25.00 or, if earlier,
the first day of the quarter of the
Company following the occurrence
of four consecutive quarters during
which aggregate net earnings for such
four quarters exceeds $2.00 per share                     90,000

The first date on which the Stock
Price attains $30.00 or, if earlier,
the first day of the quarter of the
Company following the occurrence
of four consecutive quarters during
which aggregate net earnings for such
four quarters exceeds $2.35 per share                     90,000

The first date on which the Stock
Price attains $35.00 or, if earlier,
the first day of the quarter of the
Company following the occurrence
of four consecutive quarters during
which aggregate net earnings for such
four quarters exceeds $2.70 per share                    120,000

provided, however, that all options herein granted, to the extent not previously exercised, shall terminate at 4:00 p.m. CST on the tenth anniversary of April 1, 1995, upon the termination of employment of the Option Holder as specified in paragraph 4 of this Agreement or at such other time as is hereinafter provided. If the Option Holder's employment by the Company continues through the three-year anniversary of April 1, 1995, then any portion of the option herein granted and not previously exercisable shall become exercisable on such three-year anniversary. In addition, notwithstanding any provisions herein to the contrary, in the event a Change in Control (as defined in the Plan) of the Company occurs, the Option Holder may exercise all unexercised options in whole or in part upon the later of six-month anniversary of April 1, 1995 or such Change in Control and until the earlier of the stated expiration of the options or two years following termination of employment. For purposes of this paragraph 1, the "Stock Price" for any date shall be the closing market composite price for the Common Stock (as reported for the New York Stock Exchange - Composite Transactions).

     2. The Compensation Committee of the Board (the "Committee"), in consultation with the Option Holder, shall adjust the net earnings per share requirement and the Stock Price requirement applicable to Common Stock under paragraph 1 above as appropriate from time to time to reflect material mergers, consolidations, recapitalizations, reclassifications, stock dividends, stock splits, combinations of shares, other capital adjustments and other unusual and extraordinary events.

                                     NOTICE
                                     ------

     3. This option or any part thereof may be exercised by giving a written notice of exercise to the Secretary of the Company, specifying the number of shares to be purchased and the method of payment of the aggregate option price of the number of shares purchased. Such exercise shall be effective upon the actual receipt of such written notice and payment to the Secretary of the Company. The aggregate option price of all shares purchased pursuant to an exercise of the option shall be paid (A) in cash (including check, bank draft, or money order), (B) in Common Stock of the Company (valued at the fair market value thereof on the date of exercise), (C) by a combination of cash and Common Stock or (D) in accordance with a cashless exercise program under which, if so instructed by the Option Holder, shares of Common Stock may be issued directly to the Option Holder's broker or dealer upon receipt of the option price in cash from the broker or dealer. No rights or privileges of a stockholder of the Company in respect of any of the shares issuable upon the exercise of any part of this option shall inure to the Option Holder, or any other person entitled to exercise this option as herein provided unless and until certificates representing such shares shall have been issued and delivered.

                           TERMINATION OF EMPLOYMENT
                           -------------------------

     4. This option may not be exercised after the termination of employment of the Option Holder with the Company or any of its subsidiaries, subject to the following:

(a) The portion of the option that becomes exercisable in accordance paragraph 1 of this Agreement based on the Option Holder's completion of one, two and three years of service after April 1, 1995 shall become (or remain) exercisable on termination of the Option Holder's employment, if the termination occurs under circumstances described in paragraphs 4(a)(i), 4(a)(ii), or 4(a)(iii) below.

     (i)    Termination occurs upon retirement at or after age 65.

     (ii)   Termination occurs due to disability.

     (iii) Termination occurs by reason of the Option Holder's death (in which case such exercise shall be by the person or persons to whom the Option Holder's rights under such option are transferred by will or the laws of descent and distribution).

     (iv) Termination is by the Company for reasons other than Cause under circumstances described in paragraph 3(g) of the Employment Agreement, or termination occurs for Good Reason under circumstances that satisfy the requirements of paragraph 3(e) of the Employment Agreement.

     The portion of the option that becomes exercisable in accordance paragraph 1 of this Agreement based on the Option Holder's completion of one, two and three years of service after April 1, 1995 and which is exercisable immediately prior to the date of the Option Holder's termination of employment, as well as the portion of the option that becomes exercisable by reason of this paragraph (a), shall remain exercisable for five years after such termination, but in no event subsequent to the date fixed herein for expiration of the option.

(b) The portion of the option that becomes exercisable in accordance paragraph 1 of this Agreement based on the Stock Price or earnings per share of the Company, and which is not exercisable on the date of the Option Holder's termination of employment, shall become exercisable on termination of the Option Holder's employment, to the extent that the Committee, in its discretion, determines to be appropriate. The determination by the Committee shall be based on such factors as the Committee determines to be appropriate, including the progress toward the performance goals that have been achieved as of the date of the Option Holder's termination of employment. This paragraph (b) shall apply to the Option Holder if his termination of employment occurs under circumstances described in paragraphs 4(b)(i), 4(b)(ii), or 4(b)(iii) below.

     (i)    Termination occurs upon retirement at or after age 65.

     (ii)   Termination occurs due to disability.

     (iii) Termination occurs by reason of the Option Holder's death (in which case such exercise shall be by the person or persons to whom the Option Holder's rights under such option are transferred by will or the laws of descent and distribution).

     (iv) Termination is by the Company, for reasons other than Cause under circumstances described in paragraph 3(g) of the Employment Agreement, or termination occurs for Good Reason under circumstances that satisfy the requirements of paragraph 3(e) of the Employment Agreement.

     The portion of the option that becomes exercisable in accordance paragraph 1 of this Agreement based on the Stock Price or earnings per share of the Company, and which is exercisable immediately prior to the date of the Option Holder's termination of employment, as well as the portion of the option that becomes exercisable by reason of this paragraph (b), shall remain exercisable for five years after such termination, but in no event subsequent to the date fixed herein for expiration of the option.

(c) During any authorized leave of absence from employment, the option may not be exercised. After return to active employment the Option Holder may exercise the option, to the extent it is exercisable under paragraph 1 of this Agreement, up to the date fixed herein for expiration of the option.

                       NON-TRANSFERABILITY OF THE OPTION
                       ---------------------------------

     5. Except as otherwise herein provided, the option and the rights and privileges conferred by this Agreement shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise, and the option shall be exercised during the lifetime of the Option Holder only by the Option Holder. Upon any attempt so to transfer, assign, pledge, hypothecate or otherwise dispose of said option or any right or privilege conferred hereby contrary to the provisions hereof, this option and the rights and privileges conferred hereby shall immediately become null and void. Notwithstanding the foregoing provisions of this paragraph 5, the Option may be transferred by the Option Holder for no consideration to or for the benefit of the Option Holder's Immediate Family (including, without limitation, to a trust for the benefit of the Option Holder's Immediate Family or to a partnership for members of the Option Holder's Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The foregoing right to transfer the Option shall also apply to the right to consent to amendments to the Option agreement. The Option Holder's "Immediate Family" shall mean the Option Holder's spouse, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Option Holder).

                                TAX WITHHOLDING
                                ---------------

     6. When an option is exercised, the Company will withhold from the Option Holder the amount required to meet federal, state and local withholding tax requirements. The Option Holder will have the option of paying the required amount to the Company in cash, delivering previously acquired shares of Common Stock, or requesting that the Company withhold a number of shares of Common Stock equal in value to the withholding tax amount.

                               SHARE ADJUSTMENTS
                               -----------------

     7. The number or kinds of shares or securities subject to this option and the purchase price therefor are subject to adjustment as provided in paragraph 5(c) of the Plan.

                             ADDRESSES FOR NOTICES
                             ---------------------

     8. Any notice to be given to the Company shall be addressed to the Secretary of the Company at the principal executive offices of the Company, and any notice to be given to the Option Holder shall be addressed to the address then appearing in the personnel records of the Company for such Option Holder, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be effective upon receipt by the party to which it is addressed.

                                 MISCELLANEOUS
                                 -------------

     9. Subject to the terms of any existing contractual agreement to the contrary, nothing herein contained shall affect the right of the Company or its subsidiaries to terminate at any time the Option Holder's employment, services, responsibilities, duties or authority to represent the Company or confer any rights to continued employment by the Company or its subsidiaries.

     10. All decisions or interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive to the Company and the Option Holder.

     11. This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in paragraph 4 of this Agreement, the executors, administrators, legatees and heirs of the Option Holder.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and date above written.

                         BRUNSWICK CORPORATION



                         By:________________________



                         ___________________________
                              Option Holder

                         ___________________________
                              Home Address

                         ___________________________


                         ___________________________
                              Social Security Number

                                 Supplement B

                            Stock Option Agreement
                            ----------------------

     THIS AGREEMENT, dated as of February 3, 1997 (the "Effective Date"), by and between BRUNSWICK CORPORATION, a Delaware corporation, having its principal executive offices at 1 N. Field Court, Lake Forest, Illinois 60045 (hereinafter called "Company") and Peter N. Larson, an employee of the Company (hereinafter called the "Option Holder").

                              W I T N E S S E T H:

     WHEREAS, the Board of Directors of the Company (the "Board") has adopted the 1991 Stock Plan (the "Plan") and the Company's stockholders have approved the Plan; and

     WHEREAS, the Company has entered into an employment agreement with the Option Holder dated February 3, 1997 (the "Employment Agreement"), and the option reflected by this Agreement is intended to satisfy the requirements of paragraph 2(b) of the Employment Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and representations herein contained and other good and valuable consideration, it is agreed by and between the parties hereto as follows:

                                GRANT OF OPTION
                                ---------------

     1. The Company hereby grants to the Option Holder the right and option to purchase on the terms and conditions hereinafter set forth, and subject to the provisions of the Plan, all or any part of an aggregate of 100,000 shares of the Common Stock ($.75 par value) of the Company at the purchase price of $25.50 per share. The option shall be exercisable by the Option Holder in accordance with the following schedule:

                                           The option shall become
                                           exercisable with respect to
     If the Executive is employed          the following number of shares
     through the following date:           shares on and after that date:
     ---------------------------           ------------------------------

        April 1, 1997                                  30,000
        April 1, 1998                                  30,000
        April 1, 1999                                  40,000

provided, however, that all options herein granted, to the extent not previously exercised, shall terminate at 4:00 p.m. CST on the tenth anniversary of the Effective Date, upon the termination of employment of the Option Holder as specified in paragraph 3 of this

Agreement or at such other time as is hereinafter provided. If the Option Holder's employment by the Company continues through April 1, 1999, then any portion of the option herein granted and not previously exercisable shall become exercisable on April 1, 1999. In addition, notwithstanding any provisions herein to the contrary, in the event a Change in Control (as defined in the Plan) of the Company occurs, the Option Holder may exercise all unexercised options in whole or in part upon the later of six-month anniversary of the Effective Date or such Change in Control and until the earlier of the stated expiration of the options or two years following termination of employment. For purposes of this paragraph 1, the "Stock Price" for any date shall be the closing market composite price for the Common Stock (as reported for the New York Stock Exchange - Composite Transactions).

                                     NOTICE
                                     ------

     2. This option or any part thereof may be exercised by giving a written notice of exercise to the Secretary of the Company, specifying the number of shares to be purchased and the method of payment of the aggregate option price of the number of shares purchased. Such exercise shall be effective upon the actual receipt of such written notice and payment to the Secretary of the Company. The aggregate option price of all shares purchased pursuant to an exercise of the option shall be paid (A) in cash (including check, bank draft, or money order), (B) in Common Stock of the Company (valued at the fair market value thereof on the date of exercise), (C) by a combination of cash and Common Stock or (D) in accordance with a cashless exercise program under which, if so instructed by the Option Holder, shares of Common Stock may be issued directly to the Option Holder's broker or dealer upon receipt of the option price in cash from the broker or dealer. No rights or privileges of a stockholder of the Company in respect of any of the shares issuable upon the exercise of any part of this option shall inure to the Option Holder, or any other person entitled to exercise this option as herein provided unless and until certificates representing such shares shall have been issued and delivered.

                           TERMINATION OF EMPLOYMENT
                           -------------------------

     3. This option may not be exercised after the termination of employment of the Option Holder with the Company or any of its subsidiaries, subject to the following:

(a) The option shall become (or remain) exercisable on termination of the Option Holder's employment, if the termination occurs under circumstances described in paragraphs 3(a)(i), 3(a)(ii), 3(a)(iii) or 3(a)(iv) below.

     (i)    Termination occurs upon retirement at or after age 65.

     (ii)   Termination occurs due to disability.

     (iii) Termination occurs by reason of the Option Holder's death (in which case such exercise shall be by the person or persons to whom the Option Holder's rights under such option are transferred by will or the laws of descent and distribution).

     (iv) Termination is by the Company for reasons other than Cause under circumstances described in paragraph 3(g) of the Employment Agreement, or termination occurs for Good Reason under circumstances that satisfy the requirements of paragraph 3(e) of the Employment Agreement.

     The portion of the option which is exercisable immediately prior to the date of the Option Holder's termination of employment, as well as the portion of the option that becomes exercisable by reason of this paragraph
     (a), shall remain exercisable for five years after such termination, but in no event subsequent to the date fixed herein for expiration of the option.

(b) During any authorized leave of absence from employment, the option may not be exercised. After return to active employment the Option Holder may exercise the option, to the extent it is exercisable under paragraph 1 of this Agreement, up to the date fixed herein for expiration of the option.

                       NON-TRANSFERABILITY OF THE OPTION
                       ---------------------------------

     4. Except as otherwise herein provided, the option and the rights and privileges conferred by this Agreement shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise, and the option shall be exercised during the lifetime of the Option Holder only by the Option Holder. Upon any attempt so to transfer, assign, pledge, hypothecate or otherwise dispose of said option or any right or privilege conferred hereby contrary to the provisions hereof, this option and the rights and privileges conferred hereby shall immediately become null and void. Notwithstanding the foregoing provisions of this paragraph 5, the Option may be transferred by the Option Holder for no consideration to or for the benefit of the Option Holder's Immediate Family (including, without limitation, to a trust for the benefit of the Option Holder's Immediate Family or to a partnership for members of the Option Holder's Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The foregoing right to transfer the Option shall also apply to the right to consent to amendments to the Option agreement. The Option Holder's "Immediate Family" shall mean the Option Holder's spouse, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Option Holder).

                                TAX WITHHOLDING
                                ---------------

     5. When an option is exercised, the Company will withhold from the Option Holder the amount required to meet federal, state and local withholding tax requirements. The Option Holder will have the option of paying the required amount to the Company in cash, delivering previously acquired shares of Common Stock, or requesting that the Company withhold a number of shares of Common Stock equal in value to the withholding tax amount.

                               SHARE ADJUSTMENTS
                               -----------------

     6. The number or kinds of shares or securities subject to this option and the purchase price therefor are subject to adjustment as provided in paragraph 5(c) of the Plan.

                             ADDRESSES FOR NOTICES
                             ---------------------

     7. Any notice to be given to the Company shall be addressed to the Secretary of the Company at the principal executive offices of the Company, and any notice to be given to the Option Holder shall be addressed to the address then appearing in the personnel records of the Company for such Option Holder, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be effective upon receipt by the party to which it is addressed.

                                 MISCELLANEOUS
                                 -------------

     8. Subject to the terms of any existing contractual agreement to the contrary, nothing herein contained shall affect the right of the Company or its subsidiaries to terminate at any time the Option Holder's employment, services, responsibilities, duties or authority to represent the Company or confer any rights to continued employment by the Company or its subsidiaries.

     9. All decisions or interpretations made by the Compensation Committee of the Board with regard to any question arising hereunder or under the Plan shall be binding and conclusive to the Company and the Option Holder.

     10. This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in paragraph 3 of this Agreement, the executors, administrators, legatees and heirs of the Option Holder.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and date above written.

                         BRUNSWICK CORPORATION



                         By:________________________


                         ___________________________
                              Option Holder

                         ___________________________
                              Home Address

                         ___________________________


                         ___________________________
                              Social Security Number

                                 Supplement C

                     1996 Long-Term Incentive Share Award
                     ------------------------------------

     This Supplement C sets forth the terms that shall be applicable to the Long-Term Incentive Share Award to be granted to Peter N. Larson (the "Executive") in accordance with paragraph 2(e)(ii) of the employment agreement to which this Supplement C is attached.

     The Executive shall be eligible to receive a Long Term Incentive Share Award for 1996 in accordance with the following performance measurements:

     1.   (40%) To achieve net sales growth versus 1995 (base):

          Payout Level              25%    50%    75%    100%*
          ---------------------     ----   ----   ----   -----
          1996-97                   3340   3500   3600    3800
          % Chg                       +5%  +7.5%   +10%    +12%
          1996 % Chg                  +4%    +5%    +6%   +8.6%

     2. (40%) To achieve operating profit improvement over 1995 as a percentage of net sales:

          Payout Level              25%    50%    75%    100%*
          ---------------------     ----   ----   ----   -----
          1996-97                   +0.5%  +1.0%  +1.5%   +2.0%
          Proposed '96              +0.2   +0.4   +0.8    +1.1

          * Board approved target levels.

          1 and 2 above will be treated on an "as reported" basis reflecting the stockholders/market view; i.e., without adjustments for divestitures or acquisitions; this approach was used to compute both levels above.

     3.   (20%) Progress on the effective management of investor relations.

          The maximum award for 1996 shall be $800,000 (100% of his salary) in cash or stock at Mr. Larson's discretion; this amount is half of the potential maximum award he is eligible to receive for the two year 1996-1997 Strategic Incentive Plan cycle.

                                 Supplement D

                         AUTOMATIC DEFERRAL AGREEMENT
                         ----------------------------

     THIS AGREEMENT, made and entered into as of February 3, 1997 (the "Effective Date"), by and between Peter N. Larson (the "Executive") and BRUNSWICK CORPORATION (the "Company");

                                WITNESSETH THAT:
                                ---------------

     WHEREAS, the parties desire to enter into this Agreement to provide for deferral of compensation payable to the Executive by the Company and the Related Companies (as defined below) that would otherwise be non-deductible by reason of section 162(m) of the Code (as defined below), and thereby avoid the loss of such deduction, and to compensate the Executive for his consent to such deferral;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Executive and the Company as follows:

     1.  Effective Date.  This Agreement shall be effective with respect to
         --------------
compensation amounts payable on or after the Effective Date.

     2.  Deferred Amount.  If any compensation otherwise payable to the
         ---------------
Executive by the Company or any Related Company would be non-deductible by reason of Code section 162(m), such amount shall not be paid to the Executive when otherwise due, but an amount equal to the foregone payment shall instead be credited to the Executive's Automatic Cash Deferral Account or Automatic Stock Deferral Account in accordance with this paragraph 2 and paragraphs 3 and 4. In determining the amounts subject to deferral under this paragraph 2, the following shall apply:

(a) To the extent that the compensation is otherwise payable in cash to the Executive, that cash shall be deferred under the Automatic Cash Deferral Account, in accordance with this paragraph 2.

(b) To the extent that the compensation is otherwise payable in common stock of the Company ("Company Stock"), delivery of those shares shall be deferred under the Automatic Stock Deferral Account, in accordance with this paragraph 2.

(c) To the extent necessary in determining whether amounts payable to the Executive would be non-deductible for any year, the Committee (as defined below) shall make the determinations required under this paragraph 2 based on an estimate of the total compensation to be paid to the Executive for the year (including both cash and non-cash compensation and benefits that would be taken into account in determining whether the limitations of Code section 162(m) are exceeded).

(d) In estimating the Executive's total compensation for any year, the Committee may request that the Executive forecast whether, for the year, he will be receiving any compensation the timing of which is in the Executive's discretion; provided, however, that such forecast shall not preclude the Executive from taking action that would change the time of receipt of such compensation.

     3.  Automatic Cash Deferral Account.  The Automatic Cash Deferral Account
         -------------------------------
balance shall be credited with the amount determined in accordance with paragraph 2(a), as of the date on which such amount would otherwise have been paid to the Executive were it not for deferral under this Agreement. The Automatic Cash Deferral Account shall be adjusted from time to time in accordance with the following:

(a) Unless the Executive makes an advance election to have paragraph (b) next below apply, the Automatic Cash Deferral Account shall be credited as of the last day of each calendar month with interest for that month at a rate equal to the greater of: (a) the prime rate in effect at The First National Bank of Chicago on the first day of the month plus four percentage points, or (b) the Company's short-term borrowing rate.

(b) If the Executive elects application of this paragraph (b), the Company, after consultation with the Executive, may invest amounts credited to his Automatic Cash Deferral Account in securities and other assets as the Company may determine. The Company and its agents shall not incur any liability by reason of purchasing, or failing to purchase, any security or other asset in good faith. The Executive's Automatic Cash Deferral Account shall be charged or credited as of the last day of each fiscal year of the Company, and at such other times as the balance in the Automatic Cash Deferral Account shall be determined, to reflect (i) dividends, interest or other earnings on any such investments, reduced by the cost of funds (for the period of deferral) for the amount of any taxes incurred by the Company with respect thereto; (ii) any gains or losses (whether or not realized) on such investment; (iii) the cost of funds (for the period of deferral) for the amount of any taxes incurred with respect to net gains realized on any such investments, taking into account any applicable capital loss carryovers and carrybacks, provided that in computing such taxes, capital gains and losses on assets of the Company other than such investments shall be disregarded; and (iv) any direct expenses incurred by the Company in such fiscal year or other applicable period which would not have been incurred but for the investment of amounts pursuant to the provisions of this paragraph (b) (provided that this clause (iv) shall not be construed to permit a reduction for the cost of taxes).

     4.  Automatic Stock Deferral Account.  The Automatic Stock Deferral Account
         --------------------------------
balance shall be credited with the number of share units equal to number of shares of Company Stock as of the date on which such shares would otherwise have been paid to the Executive were it not for deferral under this Agreement. The Automatic Stock Deferral Account shall be adjusted from time to time to reflect the deemed reinvestment of dividends in accordance with the terms of the Company's dividend reinvestment program, as in effect from time to time.

     5.  Time of Payment of Deferred Amount.  Amounts credited to the
         ----------------------------------
Executive's Automatic Cash Deferral Account and Automatic Stock Deferral Account shall be paid or distributed upon the earliest of the following:

(a) As soon as practicable after the Committee determines that such amounts will be deductible when paid (provided that the Committee reasonably determines that payment of such amounts will not cause other amounts (whether cash or non-cash) to become non-deductible by reason of Code section 162(m)).

(b) As soon as practicable after the Committee determines that such amounts will not be deductible by the Company when paid, and that further deferral will not result in such amounts becoming deductible.

(c) As soon as practicable (but not more than 15 days) following the occurrence of a Change in Control.

(d) As soon as practicable after the January 15 (but not later than January 30) of the first calendar year following the first anniversary of the date the Executive ceases to be employed by the Company and all Related Companies.

Payment shall be made under this paragraph 5 not later than the date determined under paragraph (d), regardless of whether such payments are deductible by the Company.

     6.  Form of Payment of Deferred Amount.  To the extent that an amount is
         ----------------------------------
payable to or on behalf of the Executive with respect to the Automatic Cash Deferral Account in accordance with paragraph 5, it shall be paid by the Company in a cash lump sum. To the extent that an amount is payable to or on behalf of the Executive with respect to the Automatic Stock Deferral Account in accordance with paragraph 5, it shall be distributed by the Company in shares of Company Stock in a lump sum.

     7.  Other Costs and Benefits.  This Agreement is intended to defer, but not
         ------------------------
to eliminate, payment of compensation to the Executive. Accordingly, if any compensation or benefits that would otherwise be provided to the Executive in the absence of this Agreement are reduced or eliminated by reason of deferral under this Agreement, the Company shall equitably compensate the Executive for such reduction or elimination, and the Company shall reimburse the Executive for any increased or additional penalty taxes which he may incur by reason of deferral under this Agreement which would not have been incurred in the absence of such deferral, except that no reimbursement will be made for taxes resulting from an increase or decrease in individual income tax rates, or resulting from an increase in the amount of compensation payable to the Executive by reason of the accrual of earnings or any other provision of this Agreement.

     8.  Benefit May Not be Assigned or Alienated.  Neither the Executive nor
         ----------------------------------------
any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part hereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for payment of any debts, judgements, alimony or separate maintenance owned by the Executive or any other person, or be transferred by operation of law in the event of the Executive's or any other person's bankruptcy or insolvency. Payments to or on behalf of the Executive under this Agreement are not subject to reduction or offset for amounts due or alleged to be due from the Company or any Related Company.

     9.  Disability.  If, in the Committee's opinion, the Executive or a
         ----------
beneficiary is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the Committee may direct that payment be made to a relative or friend of such person for his benefit until claim is made by a conservator or other person legally charged with the care of his person or his estate, and such payment shall be in lieu of any such payment to the Executive or the beneficiary. Thereafter, any benefits under this Agreement to which the Executive or the beneficiary is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.

     10. Beneficiary.  Subject to the terms of this Agreement, any benefits
         -----------
payable to the Executive under this Agreement that have not been paid at the time of the Executive's death shall be paid at the time and in the form determined in accordance with the foregoing provisions of this Agreement, to the beneficiary designated by the Executive in writing filed with the Committee in such form and at such time as the Committee shall require. If the Executive fails to designate a beneficiary, or if the designated beneficiary of the deceased Executive dies before the Executive or before complete payment of the amounts distributable under this Agreement, the Committee shall, in its discretion, direct that amounts to be paid under this Agreement be paid to:

(a) one or more of the Executive's relatives by blood, adoption or marriage and in such proportion as the Committee decides; or

(b) the legal representative or representatives of the estate of the last to die of the Executive and his beneficiary.

     11.  Change in Control.  "Change in Control" means a change in the
          -----------------
beneficial ownership of the Company's voting stock or a change in the composition of the Board which occurs as follows: (A) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than a trustee or other fiduciary of securities held under an employee benefit plan of the Company or its subsidiaries, is or becomes beneficial owner, directly or indirectly, of stock of the Company representing 30% or more of the total voting power of the Company's then outstanding stock, (B) a tender offer (for which a filing has been made with the SEC which purports to comply with the requirements of Section 14(d) of the Securities Exchange Act of 1934 and the corresponding SEC rules) is made for the stock of the Company, which has not been negotiated and approved by the Board, then the first to occur of (i) any time during the offer when the person (using the definition in (A) above) making the offer owns or has accepted for payment stock of the Company with 25% or more of the total voting power of the Company's stock or (ii) three business days before the offer is to terminate unless the offer is withdrawn first if the person making the offer could own, by the terms of the offer plus any shares owned by that person, shares with 50% or more of the total voting power of the Company's shares when the offer terminates; or (C) individuals who were the Board's nominees for election as directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of directors shall not constitutes a majority of the Board following the election.

     12.  Related Companies.  The term "Related Company" means any company
          -----------------
during any period in which compensation paid to the Executive by such company would be required to be aggregated with compensation paid to the Executive by the Company, in accordance with the affiliated group rules applicable to Code section 162(m). The Company shall enter into such arrangements with the Related Companies as it shall deem appropriate to implement the terms of this Agreement, and shall inform the Executive of any material failure to provide for such implementation.

     13.  Committee.  This Agreement shall be administered by a committee (the
          ---------
"Committee"), which shall be the Compensation Committee of the Board, or such other person or persons as may be designated by the Board from time to time. The amount to be deferred under paragraph 2 and the amount that is payable under paragraph 5(a) and paragraph 5(b) shall be based on such estimates as the Committee determines in good faith to be appropriate.

     14.  Statements.  On a quarterly basis (or more frequent basis if requested
          ----------
by the Executive), the Committee shall provide the Executive with statements of the Executive's Automatic Cash Deferral Account and Automatic Stock Deferral Account. Upon request of the Executive, the Committee shall provide the computations of amounts under paragraph 2 and paragraph 5.

     15.  Notices.  Any notices required to be given by the Company to the
          -------
Executive shall be provided in writing, and either personally delivered to the Executive, or mailed by registered mail, postage prepaid, to the Executive at the last mailing address provided by the Executive to the Company.

     16.  Source of Benefit Payments.  The amount of any benefit payable under
          --------------------------
this Agreement shall be paid from the general assets of the Company. Neither the Executive nor any other person shall acquire by reason of this Agreement any right in or title to any assets, funds or property of the Company whatsoever, including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under this Agreement. The Executive shall have only a contractual right to the amounts, if any, payable under this Agreement, unsecured by any assets of the Company. Nothing contained in this Agreement shall constitute a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefits to any person.

     17.  Code.  For purposes of this Agreement, the term "Code" means the
          ----
Internal Revenue Code of 1986, as amended. References to sections of the Code also refer to any successor provisions thereof. References in this Agreement to an amount being "deductible" refer to its being deductible by the Company or a Related Company for Federal income tax purposes; provided, however, that if deductibility would not be precluded by reason of Code section 162(m), then it shall be deemed to be "deductible" for purposes of this Agreement, regardless of whether it is non-deductible for any other reason. If, after the Effective Date, there is a change in the provisions or interpretation of Code section 162(m) which would have a material effect on the benefits to the Executive or the Company, the parties shall negotiate in good faith to preserve the benefit of this Agreement for both parties; provided, however, that nothing in this Agreement shall be construed to require the Executive to consent to any change in the Agreement without reasonable compensation therefore.

     18.  Amendment.  This Agreement may be amended or canceled only by mutual
          ---------
agreement of the parties in writing without the consent of any other person. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

     19.  Applicable Law.  This Agreement shall be construed and administered in
          --------------
accordance with the laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

     IN WITNESS THEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, and its corporate seal to be hereunto affixed, all as of the Effective Date.


                              ________________________
                              PETER N. LARSON

                              BRUNSWICK CORPORATION



                              By:________________________

                               Its_______________________

ATTEST:


_______________________

      (Seal)

                                 Supplement E

                               CHANGE IN CONTROL
                               -----------------

     This Supplement E sets forth the terms that shall be applicable to Peter N. Larson (the "Executive") with respect to a Change in Control of the Company as provided in paragraph 5 of the employment agreement to which this Supplement E is attached (the "Employment Agreement").

     1.  Change in Control.  "Change in Control" of the Company means the
         -----------------
occurrence of any of the following events:

(a) any Person other than a trustee or other fiduciary of securities held under an employee benefit plan of the Company or any of its subsidiaries, is or becomes a Beneficial Owner, directly or indirectly, of stock of the Company representing 30% or more of the total voting power of the Company's then outstanding stock and securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in Clause (A) of paragraph (d), below;

(b) a tender offer (for which a filing has been made with the Securities and Exchange Commission ("SEC") which purports to comply with the requirements of Section 14(d) of the Securities Exchange Act of 1934 and the corresponding SEC rules) is made for the stock of the Company, which has not been negotiated and approved by the Board of Directors of the Company, then the first to occur of:

     (i) any time during the offer when the Person making the offer owns or has accepted for payment stock of the Company with 25% or more of the total voting power of the Company's stock; or

     (ii) three business days before the offer is to terminate unless the offer is withdrawn first if the Person making the offer could own, by the terms of the offer plus any shares owned by this Person, stock with 50% or more of the total voting power of the Company's stock when the offer terminates;

(c) individuals who, as of September 1, 1998, constitute the Board of Directors (the "Incumbent Board") of the Company, cease for any reason to constitute a majority thereof; provided, however, that any individual becoming a
                         --------  -------
     director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least 75% of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company;

(d) there is consummated a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 75% of the combined voting power of the stock and securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of stock and securities of the Company representing more than 25% of the combined voting power of the Company's then outstanding stock and securities; or

(e) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other then a sale or disposition by the Company of all or substantially all of the assets to an entity at least 75% of the combined voting power of the stock and securities which is owned by Persons in substantially the same proportions as their ownership of the Company's voting stock immediately prior to such sale.

     "Person" shall mean any person (as defined in Section 3(a)(9) of the Securities Exchange Act (the "Exchange Act"), as such term is modified in
     Section 13(d) and 14(d) of the Exchange Act) other than (1) any employee plan established by the Company, (2) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company. "Beneficial Owner" shall mean beneficial owner as defined in Rule 13d-3 under the Exchange Act.

     2.  Severance Payments for Termination.  If, during the Agreement Term (I)
         ----------------------------------
the Executive's Date of Termination occurs on the date of a Change in Control or during the 60 days following a Change in Control by reason of the Executive's resignation for any reason, as provided in paragraph 3(f) of the Employment Agreement; (II) if the Executive's Date of Termination occurs on or at any time after the date of a Change in Control and prior to the end of the Agreement Term under circumstances described in paragraph 3(g) of the Employment Agreement (relating to termination by the Company without Cause); or (III) if the Executive's Date of Termination occurs on or at any time after the date of a Change in Control and prior to the end of the Agreement Term by reason of the Executive's resignation for Good Reason; then the Executive shall be entitled to the following:

(a) The Executive shall be paid a lump sum cash severance allowance no later than 10 days after the date of such Date of Termination in an amount which is equal to 3 times the sum of:

     (i) the annual salary as of the Date of Termination (or if greater, as of the date of the Change in Control) to which the Executive otherwise would have been entitled in accordance with paragraph 2(c) of the Employment Agreement; and

     (ii) a bonus equal to 200% of the Executive's annual salary as of the Date of Termination (or if greater, as of the date of the Change in Control), which is in place of the bonus payable under paragraph 2(d) of the Employment Agreement for the performance period in which the Date of Termination occurs.

(b)  The Executive shall be entitled to the following:

     (i) a lump sum distribution of (A) the actuarial equivalence of the Executive's accrued benefit, if any, under the Company's supplemental pension plan, and (B) the balance, if any, credited to the account of the Executive under any other deferred compensation arrangement maintained by the Company or any of its subsidiaries, other than a plan which is qualified under section 401(a) of the Code;

     (ii) the pension benefits described in paragraph 2(i) of the Employment Agreement shall be vested as of the Date of Termination, and the Executive's benefit otherwise determined in accordance with paragraph 2(i)

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

            shall be adjusted to the amount that the Executive would have accrued under that paragraph if, on the Date of Termination, he had three additional Years of Service at his annual salary as of the Date of Termination (or if greater as of the date of the Change in Control) and with an annual bonus for each year equal to 200% of this salary and had been three years older than his actual age on such date (which adjustment shall be in addition to the deemed additional Years of Service and the other adjustments provided in accordance with paragraph 2(i) of the Employment Agreement, determined as though the Executive's Date of Termination occurred under circumstances described in paragraph 3(g) of the Employment Agreement, relating to termination by the Company without Cause);

     (iii) other incentive compensation (including stock options and stock appreciation rights the value of which shall be determined in accordance with the Black-Scholes valuation method or such other reasonable valuation method selected by the Company and agreed to by the Executive) to which the Executive would have been entitled had he remained in the employ of the Company for 36 calendar months after his Date of Termination and continued his participation therein on the same basis as set forth in paragraph 2(f) and 2(g) of the Employment Agreement;

     (iv)   the employee benefits (in addition to pension benefits in clause
            (ii) of this paragraph (b) and the split dollar life insurance benefits in clause (vi) below) to which he would have been entitled under all employee benefit plans, programs or arrangements maintained by the Company as of the Date of Termination (including, but not limited to, coverage under any medical, dental, and life insurance arrangements or programs) if he had remained in the employ of the Company for 36 calendar months after his Date of Termination;

     (v) a lump sum distribution of all amounts held for the Executive under any deferred compensation program, including any stock or cash deferred in accordance with paragraph 2(p) of the Employment Agreement; and

     (vi) continued participation in any applicable split dollar arrangement on the same basis as prior to such Date of Termination; it being understood that the Executive shall immediately vest in the benefits provided under such arrangement and that the Company shall continue

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

            to fund all insurance premiums (on the same basis as prior to the Date of Termination) until the expected release date of such arrangement.

            The actuarial equivalence of the benefits described in clause (i) and (ii) of this paragraph (b) shall be determined on the basis of the rates, tables, and factors then in effect for purposes of determining the actuarial equivalence of optional forms of payment under the Brunswick Pension Plan for Salaried Employees (the "Pension Plan"); provided, however, that the interest rate or rates which would be used as of the Date of Termination by the Pension Benefit Guaranty Corporation ("PBGC") for purposes of determining the present value of the Executive's benefits under the Pension Plan if the Pension Plan had terminated on the Date of Termination with insufficient assets to provide benefits guaranteed by the PBGC on that date shall be substituted for the interest assumption used under the Pension Plan. Instead of providing the benefits described in clauses (iii) and (iv) of this paragraph (b), the Company may pay the Executive the value of such benefits by periodic payments or in a lump sum.

(c) The Executive shall be immediately and fully vested in all outstanding Equity Awards. Notwithstanding any other provision to the contrary in any other agreement, the Executive shall be entitled to exercise all outstanding options and stock appreciation rights during the period that ends on the earlier of (i) the five-year anniversary of his Date of Termination or (ii) the expiration of the original 10-year term of such option or right. For this purpose, "Equity Awards" means all options, stock appreciation rights, grants of restricted stock and all other grants or awards made in, or with reference to, shares of the Company's common stock.

(d) Notwithstanding any provisions of this paragraph 2 to the contrary, if the Executive has attained age 62 on or before his Date of Termination but has not then attained age 65, then the provisions of paragraph 2(b)(ii), (iii) and (iv) of this Supplement shall be subject to the following adjustments:

     (i) The pension benefits described in paragraph 2(i) of the Employment Agreement shall be vested as of the Date of Termination. In lieu of the three additional years of age, Years of Service, and years of compensation that would otherwise be provided in accordance with paragraph 2(b)(ii) of this Supplement, the Executive's deemed age as of the Date of Termination shall be age 65; his deemed additional Years of Service as of the Date of Termination shall be the additional Years of Service he would have completed if he had remained in the employ of the Company until his 65th birthday (which adjustment shall be in addition to the deemed additional Years of Service and the other adjustments provided in accordance with paragraph 2(i) of the Employment Agreement, determined as though the Executive's Date of Termination occurred under circumstances described in paragraph 3(g) of the Employment Agreement, relating to termination by the Company without Cause); and his deemed compensation for the period after the Date of Termination through his 65th birthday shall be at the respective rates set forth in paragraph 2(b)(ii) of this Supplement.

     (ii) In lieu of the incentive compensation and benefits the Executive would have been entitled to received, based upon his deemed employment for the 36-month period after his Date of Termination, in accordance with paragraphs 2(b)(iii) and (iv) of this Supplement, the Executive shall be entitled to such incentive compensation and benefits, but the determination of the amount shall be based on his employment with the Company being deemed to have continued until his 65th birthday (rather than for 36 months after his Date of Termination).

          If the Executive has attained age 65 on or before his Date of Termination, no adjustment shall be made pursuant to paragraph 2(b)(ii), (iii), and (iv), and the provisions of those paragraphs shall be disregarded (except that the Executive shall be entitled to the adjustments provided in accordance with paragraph 2(i) of the Employment Agreement, determined as though the Executive's Date of Termination occurred under circumstances described in paragraph 3(g) of the Employment Agreement, relating to termination by the Company without Cause).

     3.  Tax Penalties.  The Company's independent accountants (the
         -------------
"Accountants") shall advise the Executive as to the extent to which the Executive's compensation under the Employment Agreement (including, without limitation, this Supplement E) and all other compensation agreements, plans and programs of the Company and its subsidiaries may constitute parachute payments or excess parachute payments under section 280G of the Code. In the event that any such compensation constitutes an excess parachute payment which is subject to tax under section 4999 of the Code or any successor provision thereto (the "Excise Tax"), the Company shall pay to the Executive an additional amount (the "Gross-Up Amount") which, after payment of all federal and state income taxes thereon (assuming the Executive is at the highest marginal federal and applicable state income tax rate in effect on the date of payment of the Gross-Up Amount) and payment of the Excise Tax on the Gross-Up Amount, is equal to the Excise Tax payable by the Executive on such excess parachute payment. The Gross-Up Amount payable with respect to each excess parachute payment shall be paid by the Company coincident with payment of such excess parachute payment; provided, however, that if the Gross-Up Amount cannot be finally determined on or before the payment date, the Company shall pay to the Executive on such date an estimate, as determined in good faith by the Accountants, of the minimum amount of such payments and shall pay the remainder of such payment (together with interest at the rate provided under section 1274(b)(2)(B) of the Code) as soon as the amount can be determined but no later than the 30th day after the date Executive becomes subject to the payment of Excise Tax. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of payment by the Company, the Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Amount attributable to such reduction (plus the portion of the Gross-Up Amount attributable to the Excise Tax and federal and state income taxes imposed on the Gross-Up Amount being repaid by Executive if such repayment results in a reduction in Excise Tax and/or a federal tax deduction) plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of payment by the Company, the Company shall pay an additional Gross-Up Amount which, after payment of all federal and state income taxes and Excise Tax thereon, is equal to such excess play any interest, penalties, fines and costs incurred by the Executive with respect thereto."

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